Exhibit 99.3

IMPORTANT SPECIAL MEETING INFORMATION	000004
ENDORSEMENT_LINE____________SACKPACK___________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Daylight Time the day prior to the stockholder meeting date.

Vote by Internet • Go to www.investorvote.com/CDE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proposals — The Board of Directors recommends a vote FOR the following proposals:	+

		For	Against	Abstain			For	Against	Abstain
1.	Proposal to approve the issuance of Coeur Mining, Inc. common stock, par value $0.01 per share, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 16, 2014, by and among Coeur Mining, Inc., Hollywood Merger Sub, Inc., a wholly-owned subsidiary of Coeur Mining, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp., a wholly-owned subsidiary of Paramount Gold and Silver Corp.	☐	☐	☐	2.	Proposal to approve an adjournment of the Coeur Mining, Inc. special meeting, if necessary or appropriate, including to solicit proxies if there are not sufficient votes for the share issuance proposal.	☐	☐	☐

Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01YUCC	C 1234567890 J N T 1 U P X 2 2 0 8 7 4 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Coeur Mining, Inc.

Proxy for Special Meeting of Stockholders April 17, 2015, 9:00 a.m. local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholders(s) of Coeur Mining, Inc. appoint(s) Mitchell J. Krebs or, in his absence, Casey M. Nault, as proxy with full power of substitution, and authorizes him to represent and vote, as provided on the other side, all the shares of Coeur Mining, Inc. Common Stock which the undersigned could vote if present at the Special Meeting of Stockholders to be held at 104 S. Michigan Ave., 2nd Floor Auditorium, Chicago, Illinois 60603 and any adjournments of the meeting. The undersigned stockholder(s) hereby revoke(s) any proxies given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR PROPOSALS (1) AND (2) LISTED ON THE REVERSE SIDE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

(Continued and to be marked, dated and signed, on the other side)